UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of AcelRx Pharmaceuticals, Inc. (the “Company”) was held on July 24, 2014. Proxies for the Annual Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 43,368,762 shares of common stock entitled to vote at the Annual Meeting. A total of 34,212,032 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal No. 1

Howard B. Rosen and Mark Wan were elected as directors to hold office until the 2017 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Howard B. Rosen	25,733,768	231,424	8,246,840
Mark Wan	25,386,383	578,809	8,246,840

In addition to the directors elected above, Adrian Adams, Richard Afable, M.D., and Mark G. Edwards will continue to serve as directors until the 2015 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal. Stephen J. Hoffman, Ph.D., M.D., Richard A. King and Pamela P. Palmer, M.D., Ph.D. will continue to serve as directors until the 2016 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014 was ratified by the following vote:

For	Against	Abstain
33,952,436	248,857	10,739

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2014	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Timothy E. Morris
Timothy E. Morris
Chief Financial Officer